UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

MFA FINANCIAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	13-3974868
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

One Vanderbilt Ave., 48th Floor New York, New York	10017
(Address of Principal Executive Offices of Registrant)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
8.875% Senior Notes due 2029	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.☐

Securities Act registration statement file number to which this form relates:

333-267632

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

MFA Financial, Inc. (the “Registrant”), has filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus supplement dated January 8, 2024 (the “Prospectus Supplement”) to the prospectus dated September 27, 2022 (the “Base Prospectus” and, collectively with the Prospectus Supplement, the “Prospectus”) contained in the Registrant’s effective Registration Statement on Form S-3 (Registration No. 333-267632), relating to the Registrant’s 8.875% Senior Notes due 2029 (the “Notes”) to be registered hereunder.

The information required by this item is incorporated by reference to the information contained and incorporated by reference in the sections captioned “Description of the Notes” and “Description of Debt Securities” in the Prospectus.

ITEM 2. EXHIBITS.

Exhibit
No.	Description

3.1	Amended and Restated Articles of Incorporation of the Registrant, dated April 8, 1998 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K, dated April 24, 1998).

3.2	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Registrant, dated August 5, 2002 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K, dated August 13, 2002).

3.3	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Registrant, dated August 13, 2002 (incorporated herein by reference to Exhibit 3.3 to the Registrant’s Form 10-Q for the quarter ended September 30, 2002).

3.4	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Registrant, dated December 29, 2008 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K, dated December 29, 2008).

3.5	Articles of Amendment (Articles Supplementary) to the Amended and Restated Articles of Incorporation of the Registrant, dated January 1, 2010 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K, dated January 5, 2010).

3.6	Articles Supplementary of the Registrant, dated March 8, 2011 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K, dated March 11, 2011).

3.7	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Registrant, dated May 24, 2011 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, dated May 26, 2011).

3.8	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Registrant, dated April 4, 2022 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K, dated April 4, 2022).

3.9	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Registrant, dated April 4, 2022 (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Form 8-K, dated April 4, 2022).

3.10	Articles Supplementary of the Registrant, dated April 22, 2004, designating the Registrant’s 8.50% Series A Cumulative Redeemable Preferred Stock (incorporated herein by reference to Exhibit 3.4 to the Registrant’s Form 8-A, dated April 23, 2004).

3.11	Articles Supplementary of the Registrant, dated April 12, 2013, designating the Registrant’s 7.50% Series B Cumulative Redeemable Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K, dated April 15, 2013).

3.12	Articles Supplementary of the Registrant, dated February 28, 2020, designating the Registrant’s 6.50% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (incorporated herein by reference to Exhibit 3.10 to the Company’s Registration Statement on Form 8-A filed on February 28, 2020).

3.13	Amended and Restated Bylaws of the Registrant (as amended and restated through April 10, 2017) (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K, dated April 12, 2017).

4.1	Description of the Registrant’s securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K filed February 21, 2020).

4.2	Specimen of Common Stock Certificate of the Registrant (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4, dated February 12, 1998).

4.3	Specimen of certificate representing the 7.50% Series B Cumulative Redeemable Preferred Stock (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 8-K, dated April 15, 2013).

4.4	Specimen of certificate representing the 6.50% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock. (incorporated herein by reference to Exhibit 4.4 to the Company’s Registration Statement on Form 8-A filed on February 28, 2020).

4.7	Indenture, dated June 3, 2019, between the Registrant and Wilmington Trust, National Association, as Trustee (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 8-K, dated June 3, 2019 ).

4.8	First Supplemental Indenture, dated June 3, 2019, between the Registrant and Wilmington Trust, National Association, as Trustee (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Form 8-K, dated June 3, 2019).

4.9*	Second Supplemental Indenture, dated January 11, 2024, between the Registrant and Wilmington Trust, National Association, as Trustee.

4.10	Form of 6.25% Convertible Senior Notes due 2024 (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Form 8-K, dated June 3, 2019).

4.11*	Form of 8.875% Senior Notes due 2029 (attached as Exhibit A to the Second Supplemental Indenture, filed as Exhibit 4.9 hereto).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: January 11, 2024

MFA FINANCIAL, INC.

By:	/s/ Harold E. Schwartz
Name:	Harold E. Schwartz
Title:	Senior Vice President and General Counsel